THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”), AND SHALL NOT BE SOLD, HYPOTHECATED, OR TRANSFERRED, EXCEPT OR UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE ACT AND THE STATE ACTS.

XLNT VETERINARY CARE, INC.

CONVERTIBLE PROMISSORY NOTE

Interest Rate: 8%	Los Gatos, California August 31, 2006

          XLNT Veterinary Care, Inc., a Delaware corporation (“Maker”), the principal office of which is located at 15466 Los Gatos Blvd. #109-352, Los Gatos, California 95032, for value received hereby promises to pay to the order of ___________ (“Payee”), at the address of the Payee of record as it appears on the books of Maker, or at any other place that Payee designates by notice to Maker, in United States Dollars, the sum of One-Hundred Sixty-Six-Thousand, Six Hundred Sixty Six & 67/100 Dollars ($166,666.67) (the “Principal Amount”), plus simple non-compounding interest on the unpaid principal balance at the rate of Eight Percent (8%) per annum (the “Stated Rate”) from the date of this Convertible Promissory Note until the outstanding principal balance is paid in full. This Convertible Promissory Note is one of the “Convertible Notes” referenced in the Stock Purchase Agreement, dated as of August 31, 2006, by and among Maker, Payee and the other parties signatory thereto (the “Purchase Agreement”), and is issued pursuant to the Purchase Agreement. Principal and interest shall be paid on the terms and conditions set forth below. Terms not defined herein shall be as defined in the Purchase Agreement.

Section 1. Payments

                    (a) Principal and Interest. Interest payments on the Principal Amount outstanding shall be payable in quarterly installments, commencing on January 1, 2007 and payable on the first day of each quarter thereafter until the Principal Amount and all accrued but unpaid interest shall have been paid in full. All outstanding principal shall be due and payable on the fifth anniversary of the date of this Convertible Promissory Note (the “Maturity Date”). If any Event of Default (as defined in Section 7) occurs, interest on the outstanding Principal Amount shall accrue from the date of the Event of Default at the rate of five percent (5%) above the Stated Rate per annum (the “Default Rate”). All interest payable hereunder shall be calculated on the basis of twelve thirty-day months over a year of 360 days. If any payment date falls on a Saturday, Sunday or federal bank holiday, such payment shall be due an payable on the next succeeding business day.

                    (b) Payments. This Convertible Promissory Note may be- prepaid in whole or in part, at any time, without premium or penalty, provided that Maker has obtained Seller’s Prior written consent. No prepayment hereunder or under Section 3 shall relieve Maker of any obligation to make any regularly scheduled payment hereunder,

                    (c) Method. All payments and other charges hereunder shall be made in lawful currency of the United States of America and in immediately available funds.

                    (d) Usury Limitation. Notwithstanding anything in this Convertible Note to the contrary, to the extent the interest payments hereunder or any provision hereof is subject to limitation by usury law, that portion of the interest that is subject to and exceeds applicable usury law limitations shall be forgiven,

Section 2. Conversion

          2.1 Mechanics. In lieu of repayment of this Convertible Note as provided herein, Payee shall have the right, at Payee’s option, at any time after 120 days from the date of this Convertible Note, to convert all but not less than all of this Note into such number of fully paid and non-assessable shares of common stock, par value $0001 per share of Maker (the “Common Stock”), as provided for herein. Payee may exercise the conversion right by giving written notice (the “Conversion Notice”) to Maker of the exercise of such right and stating the name(s) in which the stock certificate(s) are to be issued with the addresses for delivery of such certificates. The Conversion Notice shall be accompanied by this Note. The number of shares of Common Stack that shall be issued upon conversion of the Convertible Note shall be equal to the outstanding principal less any purchase price adjustment made pursuant to Section 13 of the Purchase Agreement and all accrued interest thereon (the “Note Amount”) divided by the Conversion Price in effect on the date or the Conversion Notice.

          2.2 Conversion Price. On the date of this Convertible Note and until such time an Adjustment (as defined below) shall occur. the “Conversion Price” shall be $5.00 per share, If, after the date of this Convertible Note, the Company issues Additional Common Stock (as defined below) at a per share prices of less than $4.00 per share (each such issue, including issuances of Common Stock for no consideration, a “Dilution”), then the Conversion Price shall be adjusted (each such adjustment, an “Adjustment”), concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding ‘immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by Maker for the total number of shares of Additional Common Stock so issued would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such shares of Additional Common Stock so issued. For the purpose of calculating Dilutions, shares of Common Stock issued as part of a stock dividend, stock split or similar distribution of shares of capital stock of Maker shall be deemed to have been issued without consideration, and the Conversion Price shall be decreased such that Payee will receive the same aggregate percentage interest of the Common Stock as Payee would have received if all such combinations had not taken place; provided, however, that in the event of a reverse stock split or similar combination of shares o capital stock of Maker, the Conversion Price shall be increased such that Payee will receive the same aggregate percentage interest of the Common Stock as Payee would have received if all such combinations had not taken place. For the purposes of this Convertible Note, the term “Additional Common Stock” shall mean all shares of Common Stock issued by Maker after the date of this Convertible Note, except for the 19,500,000 shares of XLNT outstanding on a fully diluted basis, established as the base of existing shares for purposes of this Agreement.

Section 3. Accelerated Payment of Principal. If Maker has not elected to exercise its conversion rights described in Section 2 by the third anniversary of this Convertible Note, Maker shall have the option to demand prepayment of the Principal Amount as follows:

          3.1 On or after the third anniversary of this Convertible Note, twenty percent (20%) of the original Principal Amount shall be payable within 10 days after written request therefor, together with all accrued interest thereon; and

          3.2 On or after the fourth anniversary of this Convertible Note, an additional twenty percent (20%) of the original Principal Amount shall be payable within 10 days after written request therefor, together with all accrued interest thereon.

3.3 Any remaining Principal Amount shall be payable on the Maturity Date.

Section 4. Security. This Convertible Note is secured pursuant to a Stock Pledge and Security Agreement by Maker for the benefit of Payee of even date herewith.

Section 5. Right to Set-Off. In the event Maker has the right to effect a purchase price adjustment under Section 1.3 of the Purchase Agreement, Maker shall have the right to first, decrease the outstanding Principal Amount owing under each of the Seller Notes on a pro rata basis, and then to decrease the outstanding Principal Amount owing under each of the Convertible Notes on a pro rata basis.

Section 6. Securities Representation. By accepting this Convertible Note, Payee hereby confirms and acknowledges that the shares of Common Stock into which the Convertible Note may be converted have not been registered, nor is Maker under any obligation to register such shares in the future, under (i) the Securities Act of 1933, as amended (the “Securities Act”) inasmuch as they are being issued pursuant to an exemption from registration granted under Section 4(2) of the Securities Act and Regulation D promulgated thereunder relating to transactions not involving any public offering, (ii) the California Corporate Securities Laws of 1968 (the “California Law”), or (iii) any other applicable securities laws, and that Maker’s reliance on such exemption or related exemptions is predicated in part on the following representations and agreements made to Maker by Payee, which, by accepting this Convertible Note, Payee hereby confirms and acknowledges:

          6.1 Payee is acquiring the Convertible Note and any Common Stock for investment for his or her own account and not with a view to or for sale in connection with any distribution and resale thereof, with no intention of distributing or reselling the same, and Payee is not aware of any particular occasion, event, or circumstance upon the occurrence or happening of which he or she intends to dispose of such shares;

6.2 Payee is (i) an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act, (ii) a “qualified purchaser” within the meaning of

Section 25102(n)(2) of the California Law, and (iii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks with regard to the Convertible Note and the Common Stock;

          6.3 Payee is aware that the Convertible Note and the Common Stock constitute “restricted,” “letter,” or “investment” securities, and Payee by reason of his or her business or financial experience has the capacity to protect his own interests with regard to the Convertible Note and the Common Stock; and

          6.4 Payee agrees not to sell, transfer, assign, pledge, hypothecate, or otherwise dispose of the Convertible Note, or any shares of Common Stock received in conversion of the Convertible Note, without either (i) registration under the Securities Act, the California Law, and any other applicable securities laws, or (ii) an opinion of counsel reasonably satisfactory to Maher that the transaction by which such shares are proposed to be disposed of is exempt from the Securities Act, the California Law and any other applicable securities laws, and acknowledges that Maker will place a legend on the certificates representing such shares substantially to such effect concerning these restrictions.

Section 7. Representations and Warranties. This Convertible Note has been duly executed and delivered by Maker, constitutes Maker’s valid and legally binding obligation and is enforceable in accordance with its terms against Maker. The execution, delivery and performance of this Convertible Note and the consummation of the transaction contemplated thereby will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Maker, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Maker, nor (c) violate or result in the breach of any material agreement to which Maker is a party. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Convertible Note.

Section 8. Default

8.1 Events of Default. Each of the following shall constitute an Event of Default hereunder:

                    (a) Failure of Maker to make any payment of principal or interest under this Note, under any other Convertible Note, or under any Seller Note within three (3) days of the due date;

                    (b) Failure of Maker to make any other payment due hereunder or under any other Convertible Note, Seller Note, the Purchase Agreement, the Security Agreement. the Lease, or the Employment Agreements (collectively, the “Transaction Documents”) within seven (7) days of the due date;

                    (c) Any representation or warranty made herein or under the other Transaction. Documents or in any statement, report, certificate, opinion, financial statement or other document furnished or to be furnished in connection with the Transaction Documents shall be false or misleading in any material respect.

                    (d) Failure of Maker or any other person to observe or perform any warranty, covenant, condition or agreement to be observed or performed by Maker or such other person under the Transaction Documents.

                    (e) Maker or Grantor defaults with respect to any indebtedness to any person or with respect to any lien or document securing any indebtedness.

                    (f) Maker or Grantor commits a material default under any other agreement, instrument or document.

                    (g) Maker or Grantor shall (i) admit in writing its insolvency or its inability to pay its debts as they mature, (ii) make a general assignment for the benefit of creditors, (iii) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, or (iv) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for Maker or Grantor or a substantial part of its property, or suffer any such receivership, trusteeship or proceeding to continue undismissed for a period of 60 days.

                    (h) Maker or Grantor shall become a debtor in any case under any chapter of the United States Bankruptcy Code.

                    (i) Maker or Grantor shall be or become insolvent or unable to pay its debts as they mature.

                    (j) Dissolution of, or entry of any order, judgment or decree for the dissolution of Maker or Grantor.

                    (k) Injunction or restraint of Maker or Grantor in any manner from conducting its business in whole or in part.

                    (l) Any material assets of Maker or Grantor shall be attached, levied upon, seized or repossessed or come into the possession of a trustee, receiver or other custodian.

                    (m) Maker or Grantor shall undergo any Change in Control, as defined hereinafter.

          8.2 Change in Control. For purposes hereof, “Change in Control” shall mean (a) any sale or transfer of all or substantially all of the assets of Maker or Grantor in one transaction or in a series of transactions; or (b) Maker fails to beneficially own more than 50% of the voting stock of Grantor, unless Maker is the surviving entity in a stock for stock merger with a public company.

          8.3 Collection Costs. On any default by Maker, Payee shall be entitled to recover from Maker all costs of collection and enforcement, including, without limitation, reasonable attorneys’ fees and costs.

          8.4 Rights and Remedies. Upon and after the occurrence of an Event of Default, Payee may, without notice or demand, exercise in any jurisdiction in which enforcement hereof is sought, the following rights and remedies, in addition to the rights and remedies available to Payee under the Security Agreement and the other Transaction Documents, and all other rights and remedies available at law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently:

                    (a) Declare the Convertible Note, all interest accrued and unpaid thereon and all other Obligations to be immediately due and payable and the same shall thereupon become immediately due and payable without presentment, demand for payment, protest or notice of any kind, all of which Maker hereby expressly waives.

                    (b) Institute any proceeding or proceedings to enforce the Obligations.

Section 9. Waiver of Protest. Maker and all endorsers, guarantors and sureties severally waive protest, presentment, demand and notice of protest on any default and of any nonpayment under this Convertible Note, and they agree to and waive notice of any renewal of this Convertible Note or any extension, acceleration, postponement of the time of payment or any other indulgences.

Section 10. Governing Law and Forum. The internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Convertible Note, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Each of the Maker and Payee hereby irrevocably submits to the jurisdiction of any California state or federal court sitting in the County of Los Angeles in respect of any suit, action or proceeding arising out of or relating to this Convertible Note, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 11. Waiver of Jury Trial. Each of Maker and Payee hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum.

Section 12. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Convertible Note shall be in writing and shall be deemed to have been duly given if delivered in person or mailed, certified or registered mail with postage prepaid, or sent by facsimile as follows:

Payee:

Maker:	XLNT Veterinary Care, Inc. 5466 Los Gatos Blvd. #109-352 Los Gatos, California 95032 Attn: President

or to such other person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless mailed, in which ease on the seventh business. day after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

Section 13. Amendment. No change or modification of this Convertible Note will be valid or binding unless such change or modification is in writing and signed by or on behalf of each of Maker and Payee.

Section 14. Assignability. By accepting this Convertible Note, Payee hereby confirms that he or she shall not assign his or her rights and obligations under this Convertible Note to any third party,

Section 15. Successors and Assigns. This Convertible Note shall inure to the benefit of and bind the parties hereto and their respective successors, assigns, heirs, executors and administrators.

Section 16. Severability. If any part of this Convertible Note is determined to be illegal or unenforceable, all other parts shall remain in effect.

Section 17. No Waiver. No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Convertible Note, No acceptance of a past due installment or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to preclude the exercise of any other rights which Payee may have.

          IN WITNESS WHEREOF, Maker has signed and delivered this Convertible Promissory Note effective as of the date first set forth above.

MAKER:

XLNT VETERINARY CARE, INC

By:

Name:
Title: